Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-236523, 333-229669, 333-223031, 333-216106, 333-209755, 333-201796, 333-193802, and 333-190101) and Form S-3 (No. 333-237930) of Agios Pharmaceuticals, Inc. of our report dated February 25, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2021